Exhibit 19.1
PROPHASE LABS, INC.
INSIDER TRADING POLICY

The Need For A Policy Statement

Federal securities laws make it illegal for you-- the officers, directors and employees of ProPhase Labs, Inc. (the “Company”) and its subsidiaries-- to buy or sell or otherwise transact in the Company’s securities at a time when you possess material non-public information (also referred to hereafter as “Inside Information”) relating to the Company. This conduct is known as “insider trading.” Passing such material nonpublic information on to someone else who may buy or sell securities-- known as “tipping”-- is also illegal. These prohibitions apply to stock, options, debt securities or any other securities of the Company, as well as to securities of other companies if you learn something in the course of your duties that may affect their value.

We are adopting this Policy Statement to avoid even the appearance of improper conduct on the part of anyone employed by or associated with our Company (not just so-called insiders). We have all worked very hard over the years to establish our reputation vis-à- vis our integrity and ethical conduct. We cannot afford to have it damaged.

The Consequences

The consequences of insider trading violations can be staggering:

For individuals who trade on Inside Information (or disclose Inside Information to others who trade):

•Disgorgement of any profit gained or loss avoided;

•A civil penalty (in addition to disgorgement) of up to greater of $1 million or three times the profit gained or loss avoided;

•A criminal fine (no matter how small the profit) of up to $5 million; and

•A jail term of up to 20 years.

For the Company (as well as possibly any supervisory person) that fails to take appropriate steps to prevent illegal trading:

•A civil penalty of the greater of $1 million or three times the profit gained or loss avoided as a result of the violation; and

•A criminal penalty of up to $2.5 million.

For an officer, director or employee who violates this Company Policy Statement, Company- imposed sanctions, including dismissal for cause (as defined in an officer’s or employee’s contract, if applicable), could result.

Needless to say, any of the above consequences-- even an investigation by the United States Securities and Exchange Commission (the “SEC”) that does not result in prosecution-- can tarnish one’s reputation and irreparably damage a career.

Exhibit 19.1

Designation of Certain Persons.

Section 16 Individuals. The Company has determined that those persons listed on Exhibit A attached hereto are the directors and executive officers of the Company who are subject to the reporting and penalty provisions of Section 16 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (“Section 16 Individuals”). Exhibit A will be amended by the Company from time to time to reflect the election of new officers or directors, any change in function of current officers and the resignation or departure of current officers and directors.

Other Restricted Persons and Trading Windows. The Company has determined that those persons and/or categories of personnel listed on Exhibit B (“Restricted Persons”) will have general access to the Company’s internal financial statements or Inside Information relating to the Company’s financial results during a given financial quarter. Restricted Persons may not execute transactions involving the purchase or sale (or otherwise make any transfer, gift, pledge or loan) of the Company’s securities without the express written permission of the Company’s Chief Executive Officer or Chief Financial Officer (or their designee) or at any time other than during the period (the “Trading Window”) commencing at the close of business on the second trading day following the date of public disclosure of the financial results for a particular fiscal quarter or year and ending one calendar month prior to the end of the next fiscal quarter. Exhibit B will be amended by the Company from time to time. These pre-clearance procedures will also apply to transactions by such Restricted Persons’ family members.

Unless revoked, a transaction that has been approved by the Company’s Chief Executive Officer or Chief Financial Officer (or their designee) will normally remain valid until the close of trading two business days following the day on which it was granted. If the transaction does not occur during the two-day period, pre-clearance of the transaction must be re-requested.

Certain persons not listed on Exhibit B may come to have access to the Company’s internal financial results or other Inside Information for a period of time. During that period, such persons should also follow the Trading Window procedures and refrain from trading while in possession of Inside Information. The Company may impose special blackout periods during which such persons are prohibited from trading in the Company’s securities. If the Company imposes a special blackout period, it will notify the persons affected.

Company Policy on Insider Trading

If an officer, director or any employee has material non-public information relating to our Company, including any of its subsidiaries, it is our policy that neither that person nor any related person (including any family member) may (1) buy or sell or otherwise transact in securities of the Company or engage in any other action to take advantage of that information or (2) communicate that information to other persons not having a need to know the information for legitimate, Company- related reasons. This policy also applies to information relating to any other company, including our customers, financing sources or merger prospects, obtained in the course of employment.

Even transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are no exception. Even the appearance of an improper transaction must be avoided to preserve our reputation for adhering to the highest standards of conduct.

Material Information Defined. Material information is any information that a reasonable investor would consider important in a decision to buy, hold or sell stock. In short, any information which could reasonably affect the price of the stock.

Exhibit 19.1

Examples of Material Information. Common examples of information that will frequently be regarded as material are: unpublished financial results; non-public projections of future earnings or losses; news of a pending or proposed merger, acquisition or tender offer; news of a significant sale of assets or the disposition of a subsidiary; changes in dividend policies or the declaration of a stock dividend or split; the offering of additional securities; changes in management; changes in auditors or auditor notification that the Company may no longer rely on an audit report; entry into or termination of material agreements; results or material data from clinical trials or preclinical studies, or other significant research or development milestones; significant intellectual property developments; developments regarding significant litigation or government agency investigations or significant communications; impending bankruptcy or financial liquidity problems; and the gain or loss of a substantial customer. We emphasize that this list is merely illustrative. Either positive or negative information may be material.

Twenty-Twenty Hindsight. Remember, if your securities transactions become the subject of scrutiny, they will be viewed after-the-fact with the benefit of hindsight. As a result, before engaging in any transaction you should carefully consider how regulators and others might view your transaction in hindsight.

Transactions by Family Members. The very same restrictions apply to your family members and others living in your household. Officers, directors and employees are expected to be responsible for the compliance of their family members. Officers, directors and employees should not discuss material non- public information with family members. To avoid the appearance of impropriety, during times when you are in possession of material non-public information, family members should be prevented from trading without revealing the information youpossess.

For purposes of this policy, “family member” means a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home.

Disclosing Information to Others. Whether information is proprietary information about our Company or information that could have an impact on our stock price, you must not pass the information on to others (including other persons within the Company, family members or friends) unless the person has a need to know the information for legitimate Company-related reasons. You should also not discuss such information in public places where it can be overheard, such as elevators, restaurants, taxis and airplanes. An officer, director or employee who improperly reveals Inside Information to another person can be held liable for the trading activities of his “tippee” and any other person with whom the tippee shares the information. The above penalties apply whether or not you benefit financially from such trades and whether or not you knew or intended that another person would trade Company stock on the basis of the information revealed. In order to avoid even the appearance of impropriety, it is recommended that officers, directors and employees refrain from providing advice or making recommendations regarding the purchase or sale of the Company’s stock, whether or not you are then in possession of material non- public information.

Trading in Securities of Customers, etc. The penalties for insider trading and the Company’s insider trading policy apply equally to material nonpublic information concerning other companies obtained through your employment or association with the Company, including information concerning our customers, borrowers, suppliers, merger prospects or others with whom we have business dealings. You must refrain from trading securities of another company while in possession of such material nonpublic information concerning it, and you must not disclose such information

Exhibit 19.1
to others unless the person has a need to know the information for legitimate, Company-related reasons.

When Information Is Public. If you are in possession of material information which has not previously been made public, it is also improper for you to enter a trade immediately after the Company has made a public announcement of the information, including earnings releases. Before entering into a trade, the Company’s stockholders and the investing public must be afforded sufficient time to receive the information and act upon it. Although the amount of time you must wait varies with the type and complexity of the information released, a good general rule is to wait until the third business day following the Company’s public release of the information before engaging in a trade. Thus, if an announcement is made on a Monday, Thursday generally would be the first day on which you should trade (assuming you have no knowledge of other material information that has not been publicly disclosed). If an announcement is made on a Friday, the following Wednesday generally would be the first day.

Rule 10b5-1 Trading Plans. Rule 10b5-l of the Exchange Act (the “Rule 10b5-1”) provides an affirmative defense to insider trading liability for anyone who sells or purchases securities at a time when such person is in possession of material nonpublic information, if such transaction was made pursuant to a “pre-established trading plan” complying with the Rule (a “Rule 10b5-1 Plan”).

The trading restrictions in this policy do not apply to transactions under a Rule 10b5-1 Plan that:

1.has been reviewed and approved at least one week in advance of the adoption of such Rule 10b5-1 Plan by the Chief Executive Officer or Chief Financial Officer of the Company (or their designee);

2.was entered into in good faith by the officer, director or employee at a time when such person was not in possession of material nonpublic information about the Company (and for Restricted Persons, only during a Trading Window);

3.gives a third party the discretionary authority to execute such purchases and sales, outside the control of the officer, director or employee entering into such Rule 10b5-1 Plan, so long as such third party does not possess any material nonpublic information about the Company; or explicitly specifies the security or securities to be purchased or sold, the number of shares, the prices and/or dates of the transactions, or other formula(s) describing such transactions;

4.does not permit the direct or indirect exercise of any influence over the timing or terms of the purchase or sale by the officer, director or employee entering into the 10b5-1 Plan;

5.provides for a mandatory “cooling off” period between the time the 10b5-1 Plan is adopted, amended or modified and the date of the first trade under the plan (as described below);

6.for any officer or director, includes a certification (i) that such person is not aware of any material nonpublic information and (ii) that such person is adopting the plan in good faith and not as part of a plan to evade the prohibition against illegal insider trading; and

7.otherwise complies with the requirements of Rule 10b5-1.

Exhibit 19.1
For officers and directors of the Company, the “cooling-off” period shall begin on the date the 10b5- 1 Plan is adopted, amended or modified and end the later of (1) 90 days thereafter and (2) two business days following the filing of the Company’s quarterly report on Form 10-Q or annual report on 10-K covering the financial reporting period in which the plan was adopted, amended or modified, but in no event later than 120 days. For all other persons, the “cooling-off” period shall be 30 days after the 10b5-1 Plan is adopted, amended or modified.

Pre-clearance is not required for purchases and sales of securities under an approved 10b5-1 Plan. With respect to any purchase or sale under an approved 10b5-1 Plan, the third party effecting transactions on behalf of the officer, director or employee should be instructed to send duplicative confirmations of all such transactions to the Company.

Rule 10b5-1 restricts the use of multiple overlapping Rule 10b5-1 Plans, subject to limited exceptions.

Once a Rule 10b5-1 plan is implemented, a Rule 10b5-1 Plan may not be amended, modified, suspended or terminated without the Company’s approval. Modification or termination of 10b5-1 Plans are generally discouraged absent compelling circumstances. Any amendment or modification to a Rule 10b5-1 Plan (other than an amendment or modification that does not change the pricing, amount of securities or timing of trades) is treated as the entry into a new plan and must comply with all of the above requirements.

Other Prohibited Activities. Finally, it is the Company’s policy that officers, directors and employees should not engage in any of the following activities with respect to the securities of the Company:

1.Trading in securities on a short-term basis by directors and officers -- Any security of the Company purchased by an officer or director must be held for a minimum of six (6) months prior to sale, unless the security is subject to forced sale (e.g., as a consequence of a merger or acquisition involving the Company);

2.Purchases on margin;

3.Short sales;

4.Buying or selling puts, calls or options to purchase or sell any of the Company’s securities, other than options granted by the Company or bona fide pledges; or

5.Heading or monetization transactions or similar arrangements with respect to the Company’s securities.

Certification

You will be required to certify that you understand and will comply with this Policy Statement. Also, you will be required to certify on an annual basis that you have complied with this Policy Statement during the preceding year. Failure to comply with this Policy Statement may constitute grounds for your dismissal from employment for cause or, if you are a director, your removal from the Board.

Company Assistance

Any person who has any questions about specific transactions or general questions about this Policy Statement may obtain additional guidance from the Chief Executive Officer or Chief Financial Officer of the Company. Please remember, however, that the ultimate responsibility for adhering to this Policy

Exhibit 19.1
Statement and avoiding improper transactions rests with you. In this regard, it is imperative that you use your best judgment.

Adopted November 1, 2009
Updated June 16, 2023

Read and Acknowledged

Name

Date

Exhibit 19.1
PROPHASE LABS, INC. INSIDER TRADING POLICY
The Need For A Policy Statement
Federal securities laws make it illegal for you-- the officers, directors and employees of ProPhase Labs, Inc. (the “Company”) and its subsidiaries-- to buy or sell or otherwise transact in the Company’s securities at a time when you possess material non-public information (also referred to hereafter as “Inside Information”) relating to the Company. This conduct is known as “insider trading.” Passing such material nonpublic information on to someone else who may buy or sell securities-- known as “tipping”-- is also illegal. These prohibitions apply to stock, options, debt securities or any other securities of the Company, as well as to securities of other companies if you learn something in the course of your duties that may affect their value.
We are adopting this Policy Statement to avoid even the appearance of improper conduct on the part of anyone employed by or associated with our Company (not just so-called insiders). We have all worked very hard over the years to establish our reputation vis-à- vis our integrity and ethical conduct. We cannot afford to have it damaged.

The Consequences
The consequences of insider trading violations can be staggering:
For individuals who trade on Inside Information (or disclose Inside Information to others who trade):
•Disgorgement of any profit gained or loss avoided;
•A civil penalty (in addition to disgorgement) of up to greater of $1 million or three times the profit gained or loss avoided;
•A criminal fine (no matter how small the profit) of up to $5 million; and
•A jail term of up to 20 years.
For the Company (as well as possibly any supervisory person) that fails to take appropriate steps to prevent illegal trading:
•A civil penalty of the greater of $1 million or three times the profit gained or loss avoided as a result of the violation; and
•A criminal penalty of up to $2.5 million.
For an officer, director or employee who violates this Company Policy Statement, Company- imposed sanctions, including dismissal for cause (as defined in an officer’s or employee’s contract, if applicable), could result.

1

Exhibit 19.1
Needless to say, any of the above consequences-- even an investigation by the United States Securities and Exchange Commission (the “SEC”) that does not result in prosecution-- can tarnish one’s reputation and irreparably damage a career.
Designation of Certain Persons.
Section 16 Individuals. The Company has determined that those persons listed on Exhibit A attached hereto are the directors and executive officers of the Company who are subject to the reporting and penalty provisions of Section 16 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (“Section 16 Individuals”). Exhibit A will be amended by the Company from time to time to reflect the election of new officers or directors, any change in function of current officers and the resignation or departure of current officers and directors.
Other Restricted Persons and Trading Windows. The Company has determined that those persons and/or categories of personnel listed on Exhibit B (“Restricted Persons”) will have general access to the Company’s internal financial statements or Inside Information relating to the Company’s financial results during a given financial quarter. Restricted Persons may not execute transactions involving the purchase or sale (or otherwise make any transfer, gift, pledge or loan) of the Company’s securities without the express written permission of the Company’s Chief Executive Officer or Chief Financial Officer (or their designee) or at any time other than during the period (the “Trading Window”) commencing at the close of business on the second trading day following the date of public disclosure of the financial results for a particular fiscal quarter or year and ending one calendar month prior to the end of the next fiscal quarter. Exhibit B will be amended by the Company from time to time. These pre-clearance procedures will also apply to transactions by such Restricted Persons’ family members.
Unless revoked, a transaction that has been approved by the Company’s Chief Executive Officer or Chief Financial Officer (or their designee) will normally remain valid until the close of trading two business days following the day on which it was granted. If the transaction does not occur during the two-day period, pre-clearance of the transaction must be re-requested.
Certain persons not listed on Exhibit B may come to have access to the Company’s internal financial results or other Inside Information for a period of time. During that period, such persons should also follow the Trading Window procedures and refrain from trading while in possession of Inside Information. The Company may impose special blackout periods during which such persons are prohibited from trading in the Company’s securities. If the Company imposes a special blackout period, it will notify the persons affected.
Company Policy on Insider Trading
If an officer, director or any employee has material non-public information relating to our Company, including any of its subsidiaries, it is our policy that neither that person nor any related person (including any family member) may (1) buy or sell or otherwise transact in securities of the Company or engage in any other action to take advantage of that information or (2) communicate that information to other persons not having a need to know the information for legitimate, Company- related reasons. This policy also applies to information relating to any other company, including our customers, financing sources or merger prospects, obtained in the course of employment.
Even transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are no exception. Even the appearance of an improper

2

Exhibit 19.1
transaction must be avoided to preserve our reputation for adhering to the highest standards of conduct.
Material Information Defined. Material information is any information that a reasonable investor would consider important in a decision to buy, hold or sell stock. In short, any information which could reasonably affect the price of the stock.
Examples of Material Information. Common examples of information that will frequently be regarded as material are: unpublished financial results; non-public projections of future earnings or losses; news of a pending or proposed merger, acquisition or tender offer; news of a significant sale of assets or the disposition of a subsidiary; changes in dividend policies or the declaration of a stock dividend or split; the offering of additional securities; changes in management; changes in auditors or auditor notification that the Company may no longer rely on an audit report; entry into or termination of material agreements; results or material data from clinical trials or preclinical studies, or other significant research or development milestones; significant intellectual property developments; developments regarding significant litigation or government agency investigations or significant communications; impending bankruptcy or financial liquidity problems; and the gain or loss of a substantial customer. We emphasize that this list is merely illustrative. Either positive or negative information may bematerial.
Twenty-Twenty Hindsight. Remember, if your securities transactions become the subject of scrutiny, they will be viewed after-the-fact with the benefit of hindsight. As a result, before engaging in any transaction you should carefully consider how regulators and others might view your transaction in hindsight.
Transactions by Family Members. The very same restrictions apply to your family members and others living in your household. Officers, directors and employees are expected to be responsible for the compliance of their family members. Officers, directors and employees should not discuss material non- public information with family members. To avoid the appearance of impropriety, during times when you are in possession of material non-public information, family members should be prevented from trading without revealing the information youpossess.
For purposes of this policy, “family member” means a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home.
Disclosing Information to Others. Whether information is proprietary information about our Company or information that could have an impact on our stock price, you must not pass the information on to others (including other persons within the Company, family members or friends) unless the person has a need to know the information for legitimate Company-related reasons. You should also not discuss such information in public places where it can be overheard, such as elevators, restaurants, taxis and airplanes. An officer, director or employee who improperly reveals Inside Information to another person can be held liable for the trading activities of his “tippee” and any other person with whom the tippee shares the information. The above penalties apply whether or not you benefit financially from such trades and whether or not you knew or intended that another person would trade Company stock on the basis of the information revealed. In order to avoid even the appearance of impropriety, it is recommended that officers, directors and employees refrain from providing advice or making recommendations regarding the purchase or sale of the Company’s stock, whether or not you are then in possession of material non- public information.
Trading in Securities of Customers, etc. The penalties for insider trading and the Company’s insider trading policy apply equally to material nonpublic information concerning other companies obtained through your employment or association with the Company, including information concerning our

3

Exhibit 19.1

customers, borrowers, suppliers, merger prospects or others with whom we have business dealings. You must refrain from trading securities of another company while in possession of such material nonpublic information concerning it, and you must not disclose such information to others unless the person has a need to know the information for legitimate, Company-related reasons.
When Information Is Public. If you are in possession of material information which has not previously been made public, it is also improper for you to enter a trade immediately after the Company has made a public announcement of the information, including earnings releases. Before entering into a trade, the Company’s stockholders and the investing public must be afforded sufficient time to receive the information and act upon it. Although the amount of time you must wait varies with the type and complexity of the information released, a good general rule is to wait until the third business day following the Company’s public release of the information before engaging in a trade. Thus, if an announcement is made on a Monday, Thursday generally would be the first day on which you should trade (assuming you have no knowledge of other material information that has not been publicly disclosed). If an announcement is made on a Friday, the following Wednesday generally would be the first day.
Rule 10b5-1 Trading Plans. Rule 10b5-l of the Exchange Act (the “Rule 10b5-1”) provides an affirmative defense to insider trading liability for anyone who sells or purchases securities at a time when such person is in possession of material nonpublic information, if such transaction was made pursuant to a “pre-established trading plan” complying with the Rule (a “Rule 10b5-1 Plan”).
The trading restrictions in this policy do not apply to transactions under a Rule 10b5-1 Plan that:
1.has been reviewed and approved at least one week in advance of the adoption of such Rule 10b5-1 Plan by the Chief Executive Officer or Chief Financial Officer of the Company (or their designee);
2.was entered into in good faith by the officer, director or employee at a time when such person was not in possession of material nonpublic information about the Company (and for Restricted Persons, only during a Trading Window);
3.gives a third party the discretionary authority to execute such purchases and sales, outside the control of the officer, director or employee entering into such Rule 10b5-1 Plan, so long as such third party does not possess any material nonpublic information about the Company; or explicitly specifies the security or securities to be purchased or sold, the number of shares, the prices and/or dates of the transactions, or other formula(s) describing such transactions;
4.does not permit the direct or indirect exercise of any influence over the timing or terms of the purchase or sale by the officer, director or employee entering into the 10b5-1 Plan;
5.provides for a mandatory “cooling off” period between the time the 10b5-1 Plan is adopted, amended or modified and the date of the first trade under the plan (as described below);
6.for any officer or director, includes a certification (i) that such person is not aware of any material nonpublic information and (ii) that such person is adopting the plan in good faith and not as part of a plan to evade the prohibition against illegal insider trading; and
7.otherwise complies with the requirements of Rule 10b5-1.

4

Exhibit 19.1

For officers and directors of the Company, the “cooling-off” period shall begin on the date the 10b5- 1 Plan is adopted, amended or modified and end the later of (1) 90 days thereafter and (2) two business days following the filing of the Company’s quarterly report on Form 10-Q or annual report on 10-K covering the financial reporting period in which the plan was adopted, amended or modified, but in no event later than 120 days. For all other persons, the “cooling-off” period shall be 30 days after the 10b5-1 Plan is adopted, amended or modified.
Pre-clearance is not required for purchases and sales of securities under an approved 10b5-1 Plan. With respect to any purchase or sale under an approved 10b5-1 Plan, the third party effecting transactions on behalf of the officer, director or employee should be instructed to send duplicative confirmations of all such transactions to the Company.
Rule 10b5-1 restricts the use of multiple overlapping Rule 10b5-1 Plans, subject to limited exceptions.
Once a Rule 10b5-1 plan is implemented, a Rule 10b5-1 Plan may not be amended, modified, suspended or terminated without the Company’s approval. Modification or termination of 10b5-1 Plans are generally discouraged absent compelling circumstances. Any amendment or modification to a Rule 10b5-1 Plan (other than an amendment or modification that does not change the pricing, amount of securities or timing of trades) is treated as the entry into a new plan and must comply with all of the above requirements.
Other Prohibited Activities. Finally, it is the Company’s policy that officers, directors and employees should not engage in any of the following activities with respect to the securities of the Company:
1.Trading in securities on a short-term basis by directors and officers -- Any security of the Company purchased by an officer or director must be held for a minimum of six (6) months prior to sale, unless the security is subject to forced sale (e.g., as a consequence of a merger or acquisition involving the Company);
2.Purchases on margin;
3.Short sales;
4.Buying or selling puts, calls or options to purchase or sell any of the Company’s securities, other than options granted by the Company or bona fide pledges; or
5.Heading or monetization transactions or similar arrangements with respect to the Company’s securities.
Certification
You will be required to certify that you understand and will comply with this Policy Statement. Also, you will be required to certify on an annual basis that you have complied with this Policy Statement during the preceding year. Failure to comply with this Policy Statement may constitute grounds for your dismissal from employment for cause or, if you are a director, your removal from the Board.
Company Assistance
Any person who has any questions about specific transactions or general questions about this Policy Statement may obtain additional guidance from the Chief Executive Officer or Chief

5

Exhibit 19.1
Financial Officer of the Company. Please remember, however, that the ultimate responsibility for adhering to

6

Exhibit 19.1

this Policy Statement and avoiding improper transactions rests with you. In this regard, it is imperative that you use your best judgment.

Adopted November 1, 2009
Updated June 16, 2023

Read and Acknowledged

Name

Date

7